Exhibit 10.3

Electrum Special Acquisition Corporation

700 Madison Avenue, 5th Floor

New York, NY 10065

_____________, 2015

The Electrum Group LLC

700 Madison Avenue, 5th Floor

New York, NY 10065

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of Electrum Special Acquisition Corporation (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), The Electrum Group LLC shall make available to the Company certain office space and administrative and support services as may be required by the Company from time to time, situated at 700 Madison Avenue, 5th Floor, New York, NY 10065 (or any successor location). In exchange therefore, the Company shall pay The Electrum Group LLC the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. The Electrum Group LLC hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) to be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Very truly yours,

ELECTRUM SPECIAL
ACQUISITION CORPORATION

By:
Name:
Title:

Acknowledged and Accepted by:

THE ELECTRUM GROUP LLC

By:
Name:
Title: